UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 16, 2005

STREICHER MOBILE FUELING, INC.
(Exact name of registrant as specified in its charter)

FLORIDA	000-21825	65-0707824
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

800 W. Cypress Creek Rd., Suite 580	Fort Lauderdale, Florida	33309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (954) 308-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

KPMG LLP was previously the principal independent registered public accounting firm for Streicher Mobile Fueling, Inc. (“the Company”). On June 16, 2005, that firm’s appointment as principal accountants was terminated. On June 16, 2005, the Audit Committee of the Company’s Board of Directors engaged Grant Thornton LLP, Certified Public Accountants, (“Grant Thornton”) as the Company’s principal independent registered public accounting firm for the year ending June 30, 2005.

KPMG’s audit reports on the Company’s financial statements as of and for the years ended June 30, 2004 and 2003 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the two fiscal years ended June 30, 2004, and the subsequent interim period through June 16, 2005, there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of KPMG would have caused KPMG to make reference in connection with their opinion to the subject matter of the disagreement. During the two fiscal years ended June 30, 2004 and the subsequent interim period through June 16, 2005, there have been no “Reportable Events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

KPMG was provided with a copy of this Form 8-K prior to the Company filing it with the Securities and Exchange Commission (“SEC”) and was asked to furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of KPMG’s letter, dated June 17, 2005 is filed as Exhibit 16.1 to this Form 8-K.

During the fiscal years ended June 30, 2004 and 2003, and through the date of this Form 8-K, neither the Company nor anyone acting on its behalf consulted with Grant Thornton regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.

                    16.1         Letter from KPMG LLP to the Commission dated June 17, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2005                                                                           STREICHER MOBILE FUELING, INC.

By:/s/Richard E. Gathright
Richard E. Gathright, President and CEO